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CounterPath Establishes Leadership Position in VoIP Market
with Strategic Acquisition of BridgePort Networks

Becomes first VoIP solution “one stop shop” for service provider and enterprise customers by adding carrier-class Fixed Mobile Convergence (FMC) solutions to growing portfolio

VANCOUVER, CANADA – February 5, 2008 – CounterPath Corporation (OTCBB: COPA), a leading provider of desktop and mobile VoIP software products and solutions, today announced that it has acquired BridgePort Networks, Inc., a leading innovator in Fixed Mobile Convergence (FMC) solutions for service providers. The addition of carrier-class FMC solutions to its VoIP softphone and enterprise offerings immediately broadens the company’s market reach. Fixed and mobile service providers gain a competitive advantage by offering CounterPath’s integrated voice, video, messaging and presence-based services for consumers and enterprises on virtually any mobile and SIP-enabled device. The acquisition firmly establishes CounterPath as a provider of innovative FMC solutions and an early leader in the growing mobile VoIP solution space.

“We are rapidly executing on the new strategy and vision that started with our acquisition of NewHeights Software, that is, to transform CounterPath from a leading desktop softphone company to an innovative ‘one stop shop’ VoIP solutions company,” said Greg Pelling, Chief Executive Officer of CounterPath. “Our acquisition of BridgePort Networks builds on the value of our most recent acquisition of FirstHand Technologies, a leader in Enterprise FMC. By adding BridgePort’s unique carrier-class FMC offerings, we now become the industry innovation leader for service providers, enterprises, small and medium businesses and consumers as the only company offering a tailored platform that seamlessly bridges voice, text messaging, multimedia,

CounterPath Establishes Leadership Position in VoIP Market
with Strategic Acquisition of BridgePort Networks

video and presence-based applications between virtually any networks - fixed or mobile. Our management team’s unique approach to successfully identify, acquire and integrate companies allows us to rapidly execute on CounterPath’s strategy and increase shareholder value while establishing ourselves as a trusted innovator to our growing list of strategic clients.”

BridgePort Networks is a leader in providing mobile convergence enabling IP Multimedia Subsystem (IMS) and pre-IMS applications for a variety of service providers. The company’s Session Initiation Protocol (SIP) open standards-based approach creates a seamless union between mobile and broadband networks, allowing users to benefit from numerous advantages such as single number identity regardless of the network they use. BridgePort’s innovative products include the MobileSTICK™ solution which transforms personal computers into voice, SMS, Multimedia Messaging Services (MMS) and video terminals for integrated broadband and mobile carrier services, leveraging standards-based VoIP and SIP technology. The company’s products, which also include the NomadicONE™ Network Convergence Gateway (NCG) and NomadicONE IMS Convergence Server (ICS), are backed by eighteen patents either pending or granted. Since 2002, over $50 million has been invested in the development and initial marketing of BridgePort’s intellectual property assets.

Highlights of Benefits for CounterPath

  Immediately enables CounterPath to offer proven voice, text messaging, multimedia and presence-based applications between broadband and mobile networks.

  Positions CounterPath as a solutions-based company combining its proprietary softphone technologies with its core-server technologies.

  Expands CounterPath’s pre-IMS and IMS product portfolio to include mobile products and solutions which have been successfully deployed and are integrated with the company’s existing products.

  Broadens CounterPath's patent portfolio with eighteen additional patents pending or granted.

  Adds engineering personnel with skill sets in SS7, IMS, SIP and networking who will continue to focus on building FMC solutions for service providers.

For more information, please visit www.sec.gov. to review the Company's Report on Form 8-K.

CounterPath Establishes Leadership Position in VoIP Market
with Strategic Acquisition of BridgePort Networks

About CounterPath

Since 2003, CounterPath Corporation (formerly CounterPath Solutions, Inc.) has been creating value for its clients with the development of innovative multimedia VoIP (Voice over Internet Protocol) softphones and SIP (Session Initiation Protocol) applications. CounterPath has a flexible, user friendly and feature-rich product suite, which enables its clients to cost-effectively integrate or bundle voice, video, presence and IM (Instant Messaging) applications into their VoIP solutions. The Company's clients include some of the world's largest telecommunications service providers and network equipment providers including AT&T, BT (British Telecommunications PLC), Alcatel-Lucent and Cisco Systems. Additional information about CounterPath and its products and services is available at www.counterpath.com

Forward-Looking Statements

This news release contains “forward-looking statements”. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) after completion of the acquisition of BridgePort Networks, CounterPath will be firmly established as an early leader in the growing mobile VoIP solution space, and (ii) after completion of the acquisition of BridgePort Networks, CounterPath will be positioned to become an industry innovation leader for service providers, enterprises, small and medium businesses and consumers, as the only company offering a tailored platform that seamlessly bridges voice, text messaging, multimedia, video and presence-based applications between virtually any networks, fixed or mobile.

It is important to note that actual outcomes and CounterPath’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the failure to complete the acquisition of BridgePort Networks for any reason whatsoever, (2) the failure to successfully integrate the businesses and technologies of CounterPath and BridgePort Networks after completion of the acquisition, (3) the failure to develop new and innovative products using CounterPath’s and BridgePort Networks’ technologies, (4) CounterPath's ability to remain competitive as other parties develop and release competitive products, (5) CounterPath's ability to retain the employees necessary to continue research and development of current and new products, (6) the success by CounterPath of the sales of its current and new products, (7) the impact of competitive products on the sales of CounterPath's products, (8) the impact of technology changes on CounterPath's products and on the VoIP industry, (9) the compatibility of CounterPath's products with new computer operating systems, (10) the rate of adoption by service providers and the general public of VoIP as a replacement for regular and cellular phone service, (11) general economic conditions as they affect CounterPath and its prospective customers, (12) the ability of CounterPath to control costs operating, general administrative and other expenses, and (13) insufficient investor interest in CounterPath's securities which may impact on CounterPath's ability to raise additional financing as required.

Readers should also refer to the risk disclosures outlined in CounterPath's quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and CounterPath's other disclosure documents filed from time-to-time with the Securities and Exchange Commission available at www.sec.gov.